UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Astrotech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-1273737
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2105 Donley Drive, Suite 100 Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Stock Purchase Rights	Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Series A Junior Participating Preferred Stock Purchase Rights is set forth under “Entry into a Material Definitive Agreement” in the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 21, 2022, which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description
3.1

Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on December 22, 2017 (incorporated herein by reference to Exhibit 3.3 to Astrotech Corporation’s Current Report on Form 8-K filed on December 28, 2017).

4.1

Rights Agreement between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of December 21, 2022 (incorporated herein by reference to Exhibit 4.1 to Astrotech Corporation’s Current Report on Form 8-K filed on December 21, 2022).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Astrotech Corporation

By:	/s/ Thomas B. Pickens III

Name:	Thomas B. Pickens III
Title:	Chairman of the Board and Chief Executive Officer

Date: December 21, 2022